UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2009

STONELEIGH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33502	20-3483933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Marshall St., Suite 104, South Norwalk, CT	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 663-4204

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2009, on May 29, 2009 Stoneleigh Partners Acquisition Corp. (“Stoneleigh”) held a special meeting of its stockholders to approve an amendment to its Certificate of Incorporation that would extend the date on which Stoneleigh’s corporate existence would cease from May 31, 2009 to December 31, 2009 (the “Extension Amendment”) and a proposal to allow the holders of shares of common stock issued in Stoneleigh’s initial public offering (the “IPO” and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into a pro rata portion of the funds held in the trust account established at the time of the IPO if the Extension Amendment is approved.  At the special meeting holders of 25,600,412 shares of common stock elected to convert their shares.  Accordingly, on May 29, 2009 Stoneleigh filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the amendment approved by its stockholders.  After the conversions are effected, the trust account established at the time of Stoneleigh’s initial public offering will have approximately $18.07 million.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

3.1	Amendment to Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2009	STONELEIGH PARTNERS ACQUISITION CORP.

	By:	/s/ James A. Coyne
Name: James A. Coyne
Title: Vice Chairman and Chief Financial Officer